                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /    Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                NETMED,  INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/    No fee required.
/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)   Title of each class of Securities to which transaction applies:

            -------------------------------------------------------------------
       2)   Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------

       4)   Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------
       5)   Total fee paid:

            -------------------------------------------------------------------
/ /    Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

            -------------------------------------------------------------------
       2)   Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------
       3)   Filing Party:

            -------------------------------------------------------------------
       4)   Date Filed:

            -------------------------------------------------------------------

                                 NETMED, INC.








                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD

                                 MAY 15, 1997

                                     AND

                               PROXY STATEMENT






--------------------------------------------------------------------------------




                                  IMPORTANT

                    PLEASE MARK, SIGN AND DATE YOUR PROXY
               AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE

                                NETMED, INC.
                            425 Metro Place North
                                  Suite 140
                             Dublin, Ohio 43017


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                 April 15, 1997
To Our Shareholders:

    The Annual Meeting of Shareholders of NetMed, Inc. (the "Company") will be held at the Wyndham Dublin Hotel, located at 600 Metro Place North, Dublin, Ohio 43017, on Thursday, May 15, 1997, at 10:00 a.m. local time, for the following purposes:

    (1) To elect Class I Directors of the Company to serve for a two-year term expiring at the 1999 Annual Meeting of Shareholders.

    (2)  To amend the Company's 1995 Amended and Restated Stock Option
         Plan.

    (3) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year.

    (4) To transact any other business which may properly come before the meeting or any adjournment thereof.

    Holders of record of the Company's common shares at the close of business on March 31, 1997, will be entitled to vote at the Annual Meeting of Shareholders.

    You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent public accountants will be present to answer your questions and to discuss the Company's business.

    We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                                          By Order of the Board of Directors,

                                          David J. Richards
                                          President




         --------------------------------------------------------
                  PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                       IN THE ACCOMPANYING ENVELOPE
           NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
         --------------------------------------------------------

                                 NETMED, INC.
                            425 Metro Place North
                                  Suite 140
                              Dublin, Ohio 43017
                        _____________________________


                               PROXY STATEMENT

                        _____________________________

                       ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 15, 1997
                        _____________________________


    This Proxy Statement is furnished to the shareholders of NetMed, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 15, 1997, at the Wyndham Dublin Hotel, Dublin, Ohio 43017, and at any adjournment thereof (the "Annual Meeting"). The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy will be first sent or given to the Company's shareholders on approximately April 15, 1997.

    The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

    The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company prior to the Annual Meeting. If no direction is made to the contrary, the proxy will be voted FOR each nominee for director named herein; FOR the amendment to the 1995 Amended and Restated Stock Option Plan; FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year 1997; and, at the discretion of persons acting under the proxy, to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the Annual Meeting. Shareholders who attend the Annual Meeting may vote in person and their proxies will not be used.

    Holders of record of the Company's common shares, without par value ("Common Shares") at the close of business on March 31, 1997, will be entitled to vote at the Annual Meeting. At that time, the Company had 10,947,114 Common Shares outstanding and entitled to vote. Each Common Share outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

    The presence, in person or by proxy, of holders of a majority of the outstanding Common Shares of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically includes the election of directors.

    The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of Common Shares at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Shares present and entitled to vote on the matter. For purposes of determining the number of Common Shares voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.


                                ELECTION OF DIRECTORS

    The Company's Regulations provide for a classified board of directors consisting of two classes, unless there are nine (9) or more directors, in which case there will be three classes. There are currently seven (7) directors, therefore there are two classes of directors. Each class of directors consists, as nearly as practical, of one-half of the total number of directors. The Board of Directors proposes the re-election of all four members of Class I at the Annual Meeting. Three incumbent Class II Directors will continue in office. The nominees for Class I Director, if elected, will serve for a two-year term expiring at the 1999 Annual Meeting of Shareholders.

    David J. Richards, S. Trevor Ferger, Cecil J. Petitti, and Michael S. Blue, M.D. are currently Class I Directors and are being nominated by the Board of Directors for re-election as a Class I Directors.

    It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Mr. Richards, Mr. Ferger, Mr. Petitti, and Dr. Blue as Class I Directors. In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Regulations, or the Board of Directors may designate a substitute nominee, in which event the Common Shares represented by the enclosed proxy will be voted for such substitute nominee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

    The following table sets forth for the nominee and each continuing director of the Company, such person's name, age, and his position with the Company:


                              CLASS I DIRECTORS
                    (NOMINEES FOR TERMS EXPIRING IN 1999)

         NAME                  AGE                    POSITION
  ---------------------    ---------    -----------------------------------
    David J. Richards          45          President, Secretary, Director

    S. Trevor Ferger           42                     Director

    Cecil J. Petitti           42                     Director

    Michael S. Blue            41                     Director

                              CLASS II DIRECTORS
                           (TERMS EXPIRING IN 1998)

         NAME                  AGE                     POSITION
  --------------------     -----------    -----------------------------------
    John P. Kennedy            42             Vice President, Treasurer,
                                               Asst. Secretary, Director

    James F. Zid               63                      Director

    Robert J. Massey           51                      Director


                       DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

    DAVID J. RICHARDS, a founder of the Company, has served as President and director of the Company since its inception. From 1981 until commencing employment with the Company, Mr. Richards was a practicing attorney and, from 1983, a partner, in the law firm of Crabbe, Brown, Jones, Potts & Schmidt in Columbus, Ohio. from 1985 through 1994, Mr. Richards was engaged in real estate development as President of Sunset Development, a multi-family housing developer.

    Mr. Richards has an accounting degree from Wright State University, and earned his Juris Doctor degree from the Ohio State University College of Law in 1977.

    JOHN P. KENNEDY is also a founder of the Company and has served as an officer and director since its inception. Mr. Kennedy is currently Vice President - Business Development. Until December 31, 1996, Mr. Kennedy was of counsel with the law firm of Crabbe, Brown, Jones, Potts & Schmidt in Columbus, Ohio, where he was a partner from 1986 to 1994. Mr. Kennedy has been a Columbus, Ohio City Councilman since 1988, and was President of Council from 1994 to 1996.

    Mr. Kennedy has a Bachelor of Arts in Finance from the University of Bridgeport, Bridgeport, Connecticut and earned his Juris Doctor from the Ohio Northern University College of Law in 1978.

    S. TREVOR FERGER is President of Ferger & Associates, a master broker specializing in the sales and marketing of consumer goods to grocery stores. He also serves as Director of Sales for Acosta Sales Company, a marketer of consumer products. Mr. Ferger has been active with Ferger & Associates since 1979. Prior to that time he was a sales manager with Procter & Gamble. Mr. Ferger has a Bachelor of Arts degree from Wake Forest University and a M.B.A. degree from Xavier University. Mr. Ferger has been a director of the Company since June, 1994.

    CECIL J. PETITTI has been co-owner of Chaney & Petitti Insurance Agency located in Dublin, Ohio since 1984. Chaney & Petitti specialize in multiple insurance products, including medical insurance. Prior to merging with the Chaney Group, Mr. Petitti was associated with the Burke, Kendall & Petitti Insurance Agency. Mr. Petitti is also President of NetWalk, Inc., a Columbus-based Internet service provider. Mr. Petitti earned a Bachelor of Arts degree in Education from The Ohio State University. Mr. Petitti has been a director of the Company since June, 1994.

    MICHAEL S. BLUE, M.D. has been a practicing physician since 1980. Dr. Blue graduated from Miami University of Ohio in 1976 with a Bachelor of Science in Zoology and graduated from The Ohio State University with a Doctor of Medicine in 1979. Dr. Blue has been President of Phoenix Group International, Ltd. and North American International Trade Group, Inc. since 1994 and 1992, respectively. He has also been Secretary/Treasurer and member of the Board of Directors of Columbus Oilfield Exploration, Inc. since 1987. Dr. Blue has been a director of the Company since December 1996.

    ROBERT J. MASSEY has served on the Board of Directors of the Company since January, 1997. He is the past President and Chief Executive Officer of CompuServe Corporation, an office he retained for one and a half years. Prior to serving as CompuServe's CEO, Mr. Massey held numerous executive positions with the firm over a twenty year period in various sales, marketing and general management areas of responsibility, plus served on the company's Board of Directors during the period 1991 through 1997. Mr. Massey also was a sales manager with RIM and Control Data Corporation. He is a graduate of Holy Cross College, Worchester, Massachusetts and received an MBA in Finance from Syracuse University. He is currently President of RJM & Associates, a Columbus, Ohio based consulting firm.

    JAMES F. ZID has served on the Board of Directors of the Company since February, 1997. Mr. Zid retired as the managing partner of the Columbus office of Ernst & Young LLP in 1993. While at Ernst & Young Mr. Zid worked with clients in the banking, health care, insurance, and manufacturing industries. Mr. Zid has served on the Board of Directors of the Greater Columbus Chamber of Commerce, the Health Coalition of Central Ohio, the Franklin County Academy of Medicine Foundation, and the Columbus Museum of Art. Mr. Zid currently serves on the Board of Directors of Neoprobe Corporation and Central Benefits Insurance Company.

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company had a total of four meetings during the year ended December 31, 1996. During 1996, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and
(ii) meetings of committees of the Board on which such director served. Directors who are not employees of the Company received no cash compensation or expense reimbursement for their services. In 1996 and prior years, non-employee directors received stock options as compensation for their services. The exercise price for such options ranges from $3.25 to $11.00 per share. In February 1997, each non-employee director received options to purchase 2,000 Common Shares, exercisable at $8.40 per share for their services in 1996. Such options are currently exercisable and will terminate 10 years from the date of grant.

    Prior to December 1996, the Board of Directors had no standing committees, and all corporate decisions were made by the entire Board. On December 12, 1996, the Board appointed an Audit Committee consisting of Messrs. Richards, Blue and Ferger and a Compensation Committee consisting of Messrs. Richards, Petitti and Rodney M. Kinsey. Following Mr. Kinsey's resignation from the Board of Directors in February 1997, the Compensation Committee was reconstituted to consist of Messrs. Blue, Petitti, and Massey. The Compensation Committee has the authority and responsibility to determine and administer the Company's officers compensation policies and to establish the salaries for executive officers, the formula for bonus awards to executive officers, and the grant of stock options to executive officers and other key employees under the Company's 1995 Amended and Restated Stock Option Plan.

EXECUTIVE OFFICERS

    In addition to David J. Richards and John P. Kennedy, the following person is an executive officer of the Company:

    KENNETH B. LEACHMAN, age 43, was elected as Vice President of Finance in October 1996. Mr. Leachman has held various financial management positions with several technology based companies, including Corporate Controller for Goal Systems International from 1989 to 1991 and as Chief Financial Officer of Sarcom, Inc. from 1992 to 1994.

    Mr. Leachman has a Bachelor of Science degree in accounting from The Ohio State University in 1975 and earned his CPA certificate from the State of Ohio in 1977.

    Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Company.

EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation paid during fiscal 1996 to the Company's Chief Executive Officer and each of the Company's other executive officers whose annual salary and bonus exceeded $100,000 for each of the Company's last three fiscal years ended December 31, 1996 (collectively, the "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                         LONG-TERM
                                   ANNUAL COMPENSATION  COMPENSATION
                                   -------------------- ------------
                                                           AWARDS
                                                        ------------
                                                         SECURITIES
                                                         UNDERLYING   ALL OTHER
                                      SALARY     BONUS     OPTIONS  COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR     ($)       ($)        (#)       ($)(1)
----------------------------- ------ --------  ----------  -------  ------------

David J. Richards, President   1996  $125,000  $100,000(2)    0        $ 9,338

                               1995  $125,000         0       0        $12,228

                               1994  $108,333         0       0        $ 8,900



(1) Includes matching contribution to the Company's 401(k) Plan and car allowance.

(2) Consists of a $50,000 cash bonus for 1995, which was paid in 1996 and $50,000 represented by the forgiveness of indebtedness to the Company, which was approved by the Board of Directors in 1995 and conditioned on completion of the merger described below under "Certain Relationships and Related Party Transactions" (the "Merger").

    The Company has no employment agreement with Mr. Richards, and no changes in the amount or nature of Mr. Richards' salary or benefits were made during 1996.

REPORT ON 1996 EXECUTIVE COMPENSATION

    The Company's compensation policies have been designed to attract, retain and motivate the executive talent required to achieve the Company's business objectives and to increase shareholder value. Prior to December 12, 1996, the executive compensation policies and decisions were made by the entire Board of Directors. On December 12, 1996, the Board of Directors appointed a Compensation Committee (the "Committee"), which currently consists of Messrs. Blue, Petitti and Massey. The Committee plans to annually review the competitiveness of the Company's executive compensation programs.

    During 1996, the Board made no changes to Mr. Richards' base salary and benefits from what had been paid in 1995. The Board in 1996 approved a $50,000 cash bonus to Mr. Richards based upon his individual performance during the year ended 1995, including his efforts toward increasing the Company's revenues, working towards a settlement of outstanding issues involving the Company's license with NSI, and initiation of the process that lead to the successful completion of the Merger. In addition, in 1995 the Board had approved an additional bonus (in the form of forgiveness of a $50,000 advance by the Company) in the event of a successful completion of a merger with other licensees of the PAPNET-Registered Trademark- Testing System, which bonus was deemed to have been earned in 1996 upon completion of the Merger. Mr. Richards did not participate in any Board deliberations concerning his compensation.

    The Company's compensation for executive officers consists of a base salary, a benefits package, cash bonus and long-term incentives, which have historically been in the form of stock options. The annual cash bonus and stock options are variable, may fluctuate significantly from year to year, and are directly tied to Company and individual performance. The Company believes that making stock options a significant portion of the total compensation package serves to align the economic interests of the executive with those of the Company and its shareholders.

    The foregoing Report on 1996 Executive Compensation is submitted by those members of the Board of Directors who were directors during 1996: David M. Richards, Chairman, S. Trevor Ferger, Cecil J. Petitti, Michael S. Blue, M.D., and John P. Kennedy.

      OWNERSHIP OF COMMON SHARES BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP BY MANAGEMENT

    The following table sets forth information regarding beneficial ownership of the Company's Common Shares by each director, the Company's executive officer named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of March 31, 1997:

                                                 SHARES BENEFICIALLY OWNED (1)
                                                 -----------------------------
            NAME OF BENEFICIAL OWNER                 NUMBER        PERCENT
-----------------------------------------------  -------------  --------------
 David J. Richards(2)                              1,120,052         10.0

 John P. Kennedy(3)                                  662,244          6.0

 S. Trevor Ferger(4)                                 293,825          2.7

 Cecil J. Petitti(5)                                 165,976          1.5

 Michael S. Blue                                     286,717          2.6

 Robert J. Massey                                     48,922          *

 James F. Zid                                          3,800          *

 Rodney M. Kinsey(6)                                 617,085          5.6

 All directors and executive officers as a group
   (8 persons)                                     3,186,087         28.3
______________________
* Represents beneficial ownership of less than 1% of the Company's outstanding Common Shares.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power or as to which the person has the right to acquire the beneficial ownership within 60 days of March 31, 1997. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his household.

(2) Includes 287,020 shares which may be purchased under stock options exercisable within 60 days of March 31, 1997.

(3) Includes 26,000 shares which may be purchased under stock option exercisable within 60 days of March 31, 1997.

(4) Includes 10,000 shares which may be purchased under stock options exercisable within 60 days of March 31, 1997.

(5) Includes 10,000 shares which may be purchased under stock options exercisable within 60 days of March 31, 1997.

(6) Includes 494,385 held of record by Mr. Kinsey, 80,331 shares held by Mr. Kinsey's wife, and 35,702 shares held by his children. Mr. Kinsey resigned from the board of directors effective February 26, 1997. Pursuant to the Company's Regulations, Mr. Zid was appointed by the board of directors to replace Mr. Kinsey as a Class II Director. Also includes 6,667 shares which may be purchased under stock options exercisable within 60 days of March 31, 1997.

SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS

    The following table sets forth information as of March 31, 1997 relating to the beneficial ownership of Common Shares by each person known by the Company to own beneficially more than 5% of the outstanding Common Shares.


                                                 SHARES BENEFICIALLY OWNED (1)
                                                 -----------------------------
            NAME OF BENEFICIAL OWNER                 NUMBER        PERCENT
-----------------------------------------------  -------------  --------------
 David J. Richards(2)                              1,120,052         10.0

 John P. Kennedy(3)                                  662,244          6.0

 Rodney M. Kinsey(4)                                 617,085          5.6

 Carl Genberg(5)                                     695,000          6.3

______________________
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power or as to which the person has the right to acquire the beneficial ownership within 60 days of March 31, 1997. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his household.

(2) Includes 287,020 shares which may be purchased under stock options exercisable within 60 days of March 31, 1997. Mr. Richards' address is 425 Metro Place North, Suite 140, Dublin, Ohio 43017.

(3) Includes 26,000 shares which may be purchased under stock options exercisable within 60 days of March 31, 1997. Mr. Kennedy's address is 425 Metro Place North, Suite 140, Dublin, Ohio 43017.

(4) Includes 494,385 held of record by Mr. Kinsey, 80,331 shares held by Mr. Kinsey's wife, and 35,702 shares held by his children. Mr. Kinsey resigned from the board of directors effective February 26, 1997. Pursuant to the Company's Regulations, Mr. Zid was appointed by the board of directors to replace Mr. Kinsey as a Class II Director. Mr. Kinsey's address is 8651 Gairloch Ct., Dublin, Ohio 43017. Also includes 6,667 shares which may be purchased under stock options exercisable within 60 days of March 31, 1997.

(5) Mr. Genberg's address is 101 Convention Center Drive, Suite 1001, Las Vegas, Nevada 89109.

OPTION GRANTS IN LAST FISCAL YEAR

    There were no options granted to the Named Executive Officer during the fiscal year ended 1996.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

    The following table provides certain information regarding the number and value of stock options held by the Company's Named Executive Officer at December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS AT FISCAL
                                            AT FISCAL YEAR-END (#)             YEAR-END ($)(1)
                                        ------------------------------  ------------------------------
                     SHARES
                    ACQUIRED
                       ON     VALUE
                    EXERCISE REALIZED
NAME                  (#)      ($)      EXERCISABLE      UNEXERCISABLE  EXERCISABLE      UNEXERCISABLE
------------------- -------- --------   -----------      -------------  -----------      -------------
 David J. Richards     --       --        287,020              --        $2,028,395            --

(1) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($8.125 on December 31, 1996). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.




               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.



                               PERFORMANCE GRAPH

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                 AMONG THE COMPANY, THE AMEX MARKET VALUE INDEX
          AND THE S&P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX

    The following Performance Graph compares the performance of the Company with that of the AMEX Market Value Index and the S&P Health Care (Medical Products & Supplies) Index. The comparison of the cumulative total return to shareholders for each of the periods assumes that $100 was invested on May 12, 1994 in the Company's Common Shares, and in the AMEX Market Value Index, and the S&P Health Care (Medical Products & Supplies) Index and that all dividends were reinvested.





RESEARCH                                        Total Return - Data Summary


                                      NMD


                                                    Cumulative Total Return

                                                --------------------------------
                                                    5/12/94  12/94  12/95  12/96

NETMED INC OHIO                           NMD           100     93    357    227

AMEX MARKET VALUE                         IXAX          100     99    125    133

S & P HLTH CARE (MED PRODS & SUPPLS)      IMDP          100    125    211    243

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    The Company recently completed a merger (the "Merger") with five companies who had acquired the rights to market the PAPNET-Registered Trademark- System in the states of Missouri, Georgia, and North Carolina (collectively the "Predecessor Companies"). The Company was the surviving corporation in the Merger. The Merger was completed on December 16, 1996. Upon completion of the Merger, and simultaneously with the filing of the Certificate of Merger, the Company changed its name from Papnet of Ohio, Inc. to NetMed, Inc.

    The Company entered into a loan agreement, dated March 14, 1996 with Cytology West, Inc. ("CWI") and Papnet Utah, Inc. ("PUI"). CWI is licensed to sell the PAPNET-Registered Trademark- Testing System and the PAPNET-Registered Trademark- service in Arizona, Nevada and San Diego County California. PUI is licensed to sell PAPNET-Registered Trademark- Testing System and the PAPNET-Registered Trademark- service in Utah. Carl Genberg, President of CWI, owns 695,000 shares of the Company's common stock. CWI and PUI were originally to have been a parties to a merger with the Company and the Predecessor Companies, but that transaction was abandoned by the parties. CWI and PUI abandoned the transaction in order to pursue other technologies that the Company and the Predecessor Companies were not ready to pursue without assurances of the ability to obtain the financing necessary to commercialize them. The loan agreement provided for advances to CWI of up to $585,000 to cover certain operating expenses, expenses associated with the abandoned merger, and the acquisition of new technology. No specific amount was established for advances to PUI. The advances bear interest at the rate of 7% per annum. No further advances will be made under the loan agreement and as of December 31, 1996, the balance due was $130,143. CWI has agreed to transfer 16,331 shares of NetMed common stock to the Company in exchange for the cancellation of the outstanding balance.

               AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN

    The proposed amendment to the 1995 Amended and Restated Stock Option Plan (the "Plan") would increase the number of shares of the Company's common stock subject to the Plan from 300,000 shares to 750,000 shares. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the Annual Meeting. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN.

    The Company's Board of Directors believes that providing selected persons with an opportunity to invest in the Company will give them additional incentive to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available associates, officers, directors, consultants and advisors. The description in this Proxy Statement of the Plan is included solely as a summary, does not purport to be complete and is qualified in its entirety by the Plan. The Company's Board of Directors has approved an amendment to the Plan to increase the number of shares of the Company's Common Stock reserved for issuance upon the exercise of options granted under the Plan from 300,000 shares to 750,000 shares.

1995 STOCK OPTION PLAN

    The Plan was adopted by the Board of Directors on September 8, 1995, and approved by the shareholders on September 28, 1995. The Plan was amended and restated by the Board of Directors, under authority granted in the Plan, to make changes to facilitate compliance with Section 16 of the Securities Act of 1934. Options granted under the Plan may either meet the requirements of Section 422 ("Incentive Options") of the Internal Revenue Code of 1986, as amended (the "Code") or not meet such requirements ("Nonqualified Options"). Key employees, officers, and directors of, and consultants and advisors who render services to, the Company are eligible to receive options under the Stock Option Plan.

    The Plan may be administered by the Board of Directors or a Stock Option and Compensation Committee (the "Committee") consisting of directors who are not employees of the Company. The Board or Committee determines the number of shares subject to option, the duration of the option, the per share exercise price, the rate and manner of exercise, and whether the option is intended to be a Nonqualified Option or an Incentive Option. An incentive Option may not have an exercise price less than fair market value of the Company's common stock on the date of grant or an exercise period that exceeds ten years from the date of grant and is subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. None of these restrictions applies to the grant of Nonqualified Options, which may have an exercise price less than the fair market value of the underlying common stock on the date of grant and may be exercisable for an indeterminate period of time. The Board or Committee also has the discretion under the Plan to make cash grants to option holders that are intended to offset a portion of the taxes payable upon exercise of Nonqualified Options or on certain dispositions of shares acquired under Incentive Options.

      To date, the criteria applied by the Board of Directors in determining the eligibility, amount, exercise price, and the vesting of stock options awarded under the Plan have been determined on a case-by-case basis. While no specific formula has been adopted., the Board of Directors has considered performance, overall contribution to the Company, the number of vested and unvested stock options already held and other similar factors in awarding stock options.



    The exercise price of the option may be paid in cash or, with the consent of the Board or Committee, (i) with previously acquired shares of common stock valued at their fair market value on the date they are tendered, (ii) delivery of a full recourse promissory note, the terms and conditions of which will be determined by the Board, or (iii) by delivery of written instructions to forward the notice of exercise to a broker or dealer and to deliver to a specified account a certificate for the shares purchased upon exercise of the option and a copy of irrevocable instructions to the broker or dealer to deliver the purchase price of the shares to the Company.

    Any option granted under the Plan will terminate automatically (i) 30 days after an employee's termination of employment with the Company (other than by reason of death or disability or for cause), and (ii) one year after the employee's death or termination of employment by reason of disability, unless the option expires earlier by its terms. Options not exercisable as of the date of a change in control of the Company will become exercisable immediately as of such date. Options granted under the Plan are not transferable except by will or the laws of descent and distribution.

    The Board may amend or modify the Plan at any time provided that (a) no amendment may be made to the Plan which would cause the Incentive Options granted thereunder to fail to qualify as incentive stock options under the Code; and (b) any amendment which requires the approval of the shareholders of the Company under the Code or Section 16 of the Securities Exchange Act of 1934, as amended, or the regulations promulgated thereunder, will be subject to such approval in accordance with the applicable law or regulations. No amendment, modification or termination of the Plan may in any manner adversely affect any option previously granted under the Plan without the consent of the option holder or a permitted transferee of such option holder.

    As of March 31, 1997, the following current directors and executive officers named in the Company's Proxy Statement had been granted options under the Plan:

                              NUMBER OF OPTIONS     AVERAGE EXERCISE PRICE
            NAME                   GRANTED                PER SHARE
            ----              -----------------     ----------------------

    Kenneth B. Leachman             50,000                  $5.95

    Robert J. Massey                25,000                  $6.16

    John P. Kennedy                102,000                  $7.04

    S. Trevor Ferger                22,000                  $7.62

    Cecil J. Petitti                22,000                  $7.62

    Michael S. Blue                 20,000                  $7.54

Since adoption of the Plan: (i) all current executive officers, as a group, have been granted options under the Plan covering 152,000 shares of the Company's Common Shares which represents approximately 51% of the total number of options granted pursuant to the Plan; (ii) all directors, excluding executive officers, have been granted options under the Plan covering 89,000 shares of the Company's Common Shares which represents approximately 30% of the total number of options granted pursuant to the Plan; and (iii) all current employees, excluding executive officers, as a group, have been granted options under the Plan covering 46,000 shares of the Company's common stock which represents approximately 16% of the total number of options granted pursuant to the Plan.

    The grant of an Incentive Option or a Nonqualified Option has no immediate tax consequence to the option holder or to the Company. The exercise of an Incentive Option will generally have no immediate tax consequence to the option holder (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company; however, the exercise of a Nonqualified Option will cause the option holder to recognize ordinary income, and permit the Company to take a deduction if applicable withholding requirements are satisfied, and in an amount equal to the excess of the fair market value on the date of the exercise of the shares of common stock acquired pursuant to the exercise of the Nonqualified Option ("Nonqualified Shares") over the exercise price.

    Upon the sale of shares acquired pursuant to the exercise of an Incentive Option ("Incentive Shares") after the required holding period, no deduction will be allowable to the Company and the option holder will generally realize long-term capital gain or loss in an amount equal to the difference between amount realized upon the sale and the exercise price of the Incentive Shares. If, however, an option holder disposes of the Incentive Shares prior the expiration of the required holding period (a "disqualifying disposition"), the option holder will recognize ordinary income, and the Company will be entitled to a deduction, provided that applicable withholding requirements are satisfied, equal to the excess of the fair market value of the Incentive Shares on the date of exercise (or the proceeds of the disposition, if less) over the exercise price. If the amount realized upon the disqualifying disposition exceeds the fair market value of the Incentive Shares on the date of exercise, such excess is taxable to the option holder as capital gain income. Upon the sale of Nonqualified Shares, the option holder will generally realize long or short term capital gain or loss (depending upon the holding period of the shares) in an amount equal to the difference between the option holder's tax basis in the Nonqualified Shares and the amount realized on the sale.

    The option holder's tax basis in the Incentive Shares and Nonqualified Shares will be the exercise price plus the amount of any ordinary income recognized by the option holder. The option holder's holding period will commence on the date that the Incentive Shares or Nonqualified Shares are transferred to him or her.

    The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's common stock present in person or represented by proxy at the Annual Meeting is required to adopt the Amended 1995 Stock Option Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed Ernst & Young LLP, independent public accountants, as auditors for the Company for fiscal 1997. Ernst & Young LLP has served as the independent public accountants for the Company since 1996.
The Board of Directors believes that the reappointment of Ernst & Young LLP for fiscal 1997, is appropriate because of the firm's reputation, qualifications, and experience. Representatives of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who are beneficial owners of more than ten percent of the Company's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it and written representations from reporting persons, the Company believes that all filing requirements applicable to its reporting persons were complied with during 1996.

    A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST TO: KENNETH B. LEACHMAN, VICE PRESIDENT OF FINANCE, NETMED, INC., 425 METRO PLACE NORTH, SUITE 140, DUBLIN, OHIO 43017.

               PROPOSALS BY SHAREHOLDERS FOR 1998 ANNUAL MEETING

    If any shareholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Company to be held in 1998, the proposal must be received by the Secretary of the Company at the principal executive offices of the Company, 425 Metro Place North, Suite 140, Dublin, Ohio 43017, prior to the close of business on December 31, 1997. Any proposal submitted after that date may be omitted by the Company from the Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

    The Company's 1996 Annual Report to Shareholders, including financial statements, was furnished to shareholders prior to or concurrently with the mailing of this Proxy Statement.

                                        By Order of the Board of Directors,

                                        David J. Richards
                                        President

                                  NETMED, INC.
                        425 METRO PLACE NORTH, STE. 140
                               DUBLIN, OHIO 43017

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 1997

    The undersigned hereby appoints DAVID J. RICHARDS and KENNETH B. LEACHMAN, or either of them, my attorneys and proxies, with full power of substitution, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of NetMed, Inc. to be held on May 15, 1997, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:

1.  THE ELECTION OF CLASS I DIRECTORS.
    / /  FOR all nominees listed below (except as marked to the contrary).
    / / WITHHOLD AUTHORITY to vote for all nominees listed below (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR").

              David J. Richards - S. Trevor Ferger - Cecil J. Petitti - Michael S. Blue, M.D.

2. APPROVAL OF THE AMENDMENT TO THE 1995 AMENDED AND RESTATED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN FROM 300,000 SHARES TO 750,000 SHARES.

                   / / FOR      / / AGAINST      / / ABSTAIN

3. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AUDITORS FOR THE CURRENT FISCAL YEAR.

                   / / FOR      / / AGAINST      / / ABSTAIN

4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

    THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

                          (CONTINUED FROM OTHER SIDE.)

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 15, 1997, the Proxy Statement furnished therewith, and the Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996. Any proxy heretofore given to vote said shares is hereby revoked.


                                        DATED:               , 1997






                                        ________________________________________
                                                       (SIGNATURE)


                                        ________________________________________
                                                       (SIGNATURE)

                                        SIGNATURE(S) MUST AGREE WITH THE NAME(S)
                                        PRINTED ON THIS PROXY. IF SHARES ARE
                                        REGISTERED IN TWO NAMES, BOTH
                                        SHAREHOLDERS SHOULD SIGN THIS PROXY.

                                        IF SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE YOUR FULL TITLE AS SUCH.


         PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE